     As filed with the Securities and Exchange Commission on April 11, 2002

                                                      Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ASPECT MEDICAL SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                               04-2985553
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

141 NEEDHAM STREET, NEWTON, MASSACHUSETTS                       02464-1505
(Address of Principal Executive Offices)                        (Zip Code)

                            2001 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                NASSIB G. CHAMOUN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          ASPECT MEDICAL SYSTEMS, INC.
                               141 NEEDHAM STREET
                        NEWTON, MASSACHUSETTS 02464-1505
                     (Name and Address of Agent For Service)

                                 (617) 559-7700
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                  Proposed Maximum       Proposed Maximum
Title of Securities         Amount to be         Offering Price Per     Aggregate Offering          Amount of
to be  Registered           Registered(1)                Share                  Price            Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
par value per share       2,000,000 shares        $8.70 - $10.00(2)       $17,668,385(2)             $1,626
====================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of
     (a) $9.9269, the weighted average exercise price of the 218,750 shares subject to outstanding stock option grants under the 2001 Stock Incentive Plan, and (b) the average of the high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market on April 4, 2002 ($8.70), in accordance with Rule 457(c) under the Securities Act of 1933, as amended, for the 1,781,250 shares issuable under the 2001 Stock Incentive Plan which are not subject to outstanding options.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     ITEM 1.  PLAN INFORMATION.

     The information required by Item 1 is included in documents sent or given to participants in the 2001 Stock Incentive Plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

     ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The written statement required by Item 2 is included in documents sent or given to participants in the 2001 Stock Incentive Plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Certain attorneys at Hale and Dorr LLP own shares of the registrant's common stock.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 (b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article EIGHTH of the registrant's Restated Certificate of Incorporation provides that no director of the registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law statute prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article NINTH of the registrant's Restated Certificate of Incorporation provides that a director or officer of the registrant (a) shall be indemnified by the registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the registrant brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is still entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.

     Article NINTH of the registrant's Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law statute is amended to expand the indemnification permitted to directors or officers the registrant must indemnify those persons to the full extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law statute provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The registrant has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8.  EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     ITEM 9.  UNDERTAKINGS.

     1. ITEM 512(A) OF REGULATION S-K. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. ITEM 512(B) OF REGULATION S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. ITEM 512(H) OF REGULATION S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newton, Massachusetts, on this 11th day of April, 2002.

                                        ASPECT MEDICAL SYSTEMS, INC.

                                        By: /s/ J. Neal Armstrong
                                          --------------------------------------
                                          J. Neal Armstrong
                                          Vice President and Chief Financial
                                          Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Aspect Medical Systems, Inc., hereby severally constitute and appoint Nassib G. Chamoun, J. Breckenridge Eagle and J. Neal Armstrong, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aspect Medical Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                              TITLE                                   DATE
         ---------                              -----                                   ----

/s/ Nassib G. Chamoun                 President, Chief Executive                    April 11, 2002
---------------------------           Officer and Director (Principal
Nassib G. Chamoun                     Executive Officer)


/s/ J. Breckenridge Eagle             Chairman of the Board of Directors            April 11, 2002
---------------------------
J. Breckenridge Eagle


/s/ J. Neal Armstrong                 Vice President and Chief                      April 11, 2002
---------------------------           Financial Officer (Principal
J. Neal Armstrong                     Financial and Accounting Officer)


/s/ Boudewijn L.p.m. Bollen           Director and President of                     April 11, 2002
---------------------------           International Operations
Boudewijn L.P.M. Bollen

/s/ Stephen E. Coit                   Director                                      April 11, 2002
--------------------------
Stephen E. Coit


/s/ Edwin M. Kania                    Director                                      April 11, 2002
--------------------------
Edwin M. Kania


/s/ Lester J. Lloyd                   Director                                      April 11, 2002
--------------------------
Lester J. Lloyd


/s/ Richard J. Meelia                 Director                                      April 5, 2002
---------------------------
Richard J. Meelia


/s/ Donald R. Stanski                 Director                                      April 11, 2002
--------------------------
Donald R. Stanski

                                INDEX TO EXHIBITS

NUMBER       DESCRIPTION
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4.1(1)       Restated Certificate of Incorporation of the Registrant

4.2(2)       Amended and Restated By-Laws of the Registrant

5.1          Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1         Consent of Hale and Dorr LLP
             (included in Exhibit 5.1)

23.2         Consent of Arthur Andersen LLP

24.1 Power of attorney (included on the signature pages of this registration statement)
------------

(1) Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-86295), and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2001 and incorporated herein by reference.